Exhibit 1.1
PURCHASE AGREEMENT

May 18, 2017
MERRILL LYNCH, PIERCE, FENNER & SMITH
INCORPORATED

     As Representative of the Initial Purchasers

c/o     Merrill Lynch, Pierce, Fenner & Smith
Incorporated
One Bryant Park
New York, New York 10036

Ladies and Gentlemen:
Introductory. Delek Logistics Partners, LP, a Delaware limited partnership (the “Partnership”), and Delek Logistics Finance Corp., a Delaware corporation (“Finance Corp.” and together with the Partnership, the “Issuers”), which is a wholly-owned subsidiary of the Partnership, as joint and several obligors, propose to issue and sell to the several Initial Purchasers named in Schedule A (the “Initial Purchasers”), acting severally and not jointly, the respective amounts set forth in such Schedule A of $250,000,000 aggregate principal amount of the Issuers’ 6.750% Senior Notes due 2025 (the “Notes”). Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”) has agreed to act as the representative of the several Initial Purchasers (the “Representative”) in connection with the offering and sale of the Notes.
The Securities (as defined below) will be issued pursuant to an indenture, to be dated as of May 23, 2017 (the “Indenture”), among the Issuers, the Guarantors (as defined below) and U.S. Bank National Association, as trustee (the “Trustee”). The Notes will be issued only in book-entry form in the name of Cede & Co., as nominee of The Depository Trust Company (the “Depositary”) pursuant to a letter of representations, to be dated on or before the Closing Date (as defined in Section 2 hereof) (the “DTC Agreement”), among the Issuers, the Trustee and the Depositary.
The holders of the Notes will be entitled to the benefits of a registration rights agreement, to be dated as of May 23, 2017 (the “Registration Rights Agreement”), among the Issuers, the Guarantors and the Initial Purchasers, pursuant to which the Issuers and the Guarantors will agree to file with the Commission (as defined below), under the circumstances set forth in the Registration Rights Agreement, (i) a registration statement under the Securities Act (as defined below) relating to another series of debt securities of the Issuers with terms substantially identical to the Notes (the “Exchange Notes”) to be offered in exchange for the Notes (the “Exchange Offer”) and (ii) to the extent required by the Registration Rights Agreement, a shelf registration statement pursuant to Rule 415 of the Securities Act relating to the resale by certain holders of the Notes, and in each case, to use their commercially reasonable efforts to cause such registration statements to be declared effective. All references herein to the Exchange Notes and the Exchange Offer are only applicable if the Issuers and the Guarantors are in fact required to consummate the Exchange Offer pursuant to the terms of the Registration Rights Agreement.
The payment of principal of, premium, if any, and interest on the Notes will be fully and unconditionally guaranteed on a senior unsecured basis, jointly and severally by (i) the entities listed on the signature pages hereof as “Guarantors” and (ii) any subsidiary of the Partnership formed or acquired after the Closing Date that guarantees the Notes in accordance with the terms of the Indenture, and their respective successors and assigns (collectively, the “Guarantors”), pursuant to their guarantees (the “Guarantees”). The Notes and the Guarantees related thereto are herein collectively referred to as the “Securities”; and the Exchange Notes and the Guarantees related thereto are herein collectively referred to as the “Exchange Securities.” The Issuers and the Guarantors are herein collectively referred to as the “Delek Parties”.
This Purchase Agreement (this “Agreement”), the Registration Rights Agreement, the DTC Agreement, the Securities, the Exchange Securities, and the Indenture are referred to herein as the “Transaction Documents.”

The Issuers understand that the Initial Purchasers propose to make an offering of the Securities on the terms and in the manner set forth herein and in the Pricing Disclosure Package (as defined below) and agree that the Initial Purchasers may resell, subject to the conditions set forth herein, all or a portion of the Securities to purchasers (the “Subsequent Purchasers”) on the terms set forth in the Pricing Disclosure Package (the first time when sales of the Securities are made is referred to as the “Time of Sale”). The Securities are to be offered and sold to or through the Initial Purchasers without being registered with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933 (as amended, the “Securities Act,” which term, as used herein, includes the rules and regulations of the Commission promulgated thereunder), in reliance upon exemptions therefrom. Pursuant to the terms of the Securities and the Indenture, investors who acquire the Securities shall be deemed to have agreed that the Securities may only be resold or otherwise transferred, after the date hereof, if such Securities are registered for sale under the Securities Act or if an exemption from the registration requirements of the Securities Act is available (including the exemptions afforded by Rule 144A under the Securities Act (“Rule 144A”) or Regulation S under the Securities Act (“Regulation S”)).
The Issuers have prepared and delivered to each Initial Purchaser copies of a Preliminary Offering Memorandum, dated May 15, 2017 (the “Preliminary Offering Memorandum”), and have prepared and delivered to each Initial Purchaser copies of a Pricing Supplement, dated May 18, 2017, in the form attached hereto as Annex I (the “Pricing Term Sheet”), describing the terms of the Securities, each for use by such Initial Purchaser in connection with its solicitation of offers to purchase the Securities. The Preliminary Offering Memorandum and the Pricing Term Sheet are herein referred to as the “Pricing Disclosure Package.” Promptly after this Agreement is executed and delivered, the Issuers will prepare and deliver to each Initial Purchaser a final Offering Memorandum dated the date hereof (the “Final Offering Memorandum”).
All references herein to the terms “Pricing Disclosure Package” and “Final Offering Memorandum” shall be deemed to mean and include all information filed under the Securities Exchange Act of 1934 (as amended, the “Exchange Act,” which term, as used herein, includes the rules and regulations of the Commission promulgated thereunder) prior to the Time of Sale and incorporated by reference in the Pricing Disclosure Package (including the Preliminary Offering Memorandum) or the Final Offering Memorandum (as the case may be), and all references herein to the terms “amend,” “amendment” or “supplement” with respect to the Final Offering Memorandum shall be deemed to mean and include all information filed under the Exchange Act after the Time of Sale and incorporated by reference in the Final Offering Memorandum.
The Issuers hereby confirm their agreements with the Initial Purchasers as follows:
SECTION 1.Representations and Warranties. Each of the Delek Parties, jointly and severally, hereby represents, warrants and covenants to each Initial Purchaser that, as of the date hereof and as of the Closing Date (references in this Section 1 to the “Offering Memorandum” are to (x) the Pricing Disclosure Package in the case of representations and warranties made as of the date hereof and (y) the Pricing Disclosure Package and the Final Offering Memorandum in the case of representations and warranties made as of the Closing Date):
(a)    No Registration Required. Subject to compliance by the Initial Purchasers with the representations and warranties set forth in Section 2(d) hereof and with the procedures set forth in Section 7 hereof, it is not necessary in connection with the offer, sale and delivery of the Securities to the Initial Purchasers and to each Subsequent Purchaser in the manner contemplated by this Agreement and the Offering Memorandum to register the Securities under the Securities Act or, until such time as the Exchange Securities are issued pursuant to an effective registration statement, to qualify the Indenture under the Trust Indenture Act of 1939 (as amended, the “Trust Indenture Act,” which term, as used herein, includes the rules and regulations of the Commission promulgated thereunder).
(b)    No Integration of Offerings or General Solicitation. None of the Delek Parties nor any of their respective affiliates (as such term is defined in Rule 501 under the Securities Act) (each, an “Affiliate”), nor any person acting on its or any of their behalf (other than the Initial Purchasers, as to whom the Delek Parties make no representation or warranty) has, directly or indirectly, solicited any offer to buy or offered to sell, or will, directly or indirectly, solicit any offer to buy or offer to sell, in the United States or to any United States citizen or resident, any security which is or would be integrated with the sale of the Securities in a manner that would require the Securities to be registered under the Securities Act. None of the Delek Parties or any of their respective Affiliates, or any person acting on its or any of their behalf (other than the Initial Purchasers, as to whom the Delek Parties make no representation or warranty) has engaged or will engage, in connection with the offering of the Securities, in any form of general solicitation or general advertising within the meaning of Rule 502 under the Securities Act. With respect to those Securities sold in reliance upon Regulation S, (i) none of the Delek Parties, their Affiliates or any person acting on its or their behalf (other than the Initial Purchasers, as to whom the Delek Parties make no representation or warranty) has engaged or will engage in any directed selling efforts within the meaning of Regulation S and (ii) each of the Delek Parties, or any of their respective Affiliates and any person acting on its or their behalf (other than the Initial Purchasers, as to whom the Delek Parties make no representation or warranty) has complied and will comply with the offering restrictions set forth in Regulation S.
(c)    Eligibility for Resale under Rule 144A. The Securities are eligible for resale pursuant to Rule 144A and will not be, on the Closing Date, of the same class as securities listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted in a U.S. automated interdealer quotation system.
(d)    The Pricing Disclosure Package and Offering Memorandum. Neither the Pricing Disclosure Package, as of the Time of Sale, nor the Final Offering Memorandum, as of its date or (as amended or supplemented in accordance with Section 3(a), as applicable) as of the Closing Date, contains an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that this representation, warranty and agreement shall not apply to statements in or omissions from the Pricing Disclosure Package, the Final Offering Memorandum or any amendment or supplement thereto made in reliance upon and in conformity with information furnished to the Issuers in writing by any Initial Purchaser through the Representative expressly for use in the Pricing Disclosure Package, the Final Offering Memorandum or amendment or supplement thereto, as the case may be. The Pricing Disclosure Package contains, and the Final Offering Memorandum will contain, all the information specified in, and meeting the requirements of, Rule 144A. The Issuers have not distributed and will not distribute, prior to the later of the Closing Date and the completion of the Initial Purchasers’ distribution of the Securities, any offering material in connection with the offering and sale of the Securities other than the Pricing Disclosure Package and the Final Offering Memorandum.
(e)    Issuers Additional Written Communications. The Issuers have not prepared, made, used, authorized, approved or distributed and will not prepare, make, use, authorize, approve or distribute any written communication that constitutes an offer to sell or a solicitation of an offer to buy the Securities other than (i) the Pricing Disclosure Package, (ii) the Final Offering Memorandum and (iii) any electronic road show or other written communications, in each case used in accordance with Section 3(a). Each such communication by the Issuers or their agents and representatives pursuant to clause (iii) of the preceding sentence (each, an “Issuers Additional Written Communication”), when taken together with the Pricing Disclosure Package, did not as of the Time of Sale, and on the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that this representation, warranty and agreement shall not apply to statements in or omissions from each such Issuers Additional Written Communication made in reliance upon and in conformity with information furnished to the Issuers in writing by any Initial Purchaser through the Representative expressly for use in any Issuers Additional Written Communication.
(f)    Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the Offering Memorandum at the time they were or hereafter are filed with the Commission (collectively, the “Incorporated Documents”) conformed in all material respects with the requirements of the Exchange Act. Each such Incorporated Document, when taken together with the Pricing Disclosure Package, did not as of the Time of Sale, and on the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
(g)    The Purchase Agreement. This Agreement has been duly authorized, executed and delivered by each of the Delek Parties.
(h)    The Registration Rights Agreement and DTC Agreement. The Registration Rights Agreement has been duly authorized and, on the Closing Date, will have been duly executed and delivered by, and will constitute a valid and binding agreement of, the Delek Parties, enforceable in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent conveyance or transfer, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) and except as rights to indemnification may be limited by applicable law. The DTC Agreement has been duly authorized and, on the Closing Date, will have been duly executed and delivered by, and will constitute a valid and binding agreement of, each Issuer, enforceable in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, fraudulent conveyance or transfer, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).
(i)    Authorization of the Securities and the Exchange Securities. The Notes to be purchased by the Initial Purchasers from the Issuers will on the Closing Date be in the form contemplated by the Indenture, have been duly authorized for issuance and sale pursuant to this Agreement and the Indenture and, on the Closing Date, will have been duly executed by the Issuers and, when authenticated in the manner provided for in the Indenture and delivered against payment of the purchase price therefor, will constitute valid and binding obligations of the Issuers, enforceable in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent conveyance or transfer, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) and will be entitled to the benefits of the Indenture. The Exchange Notes have been duly and validly authorized for issuance by the Issuers, and when issued and authenticated in accordance with the terms of the Indenture, the Registration Rights Agreement and the Exchange Offer, will constitute valid and binding obligations of the Issuers, enforceable against the Issuers in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent conveyance or transfer, reorganization, moratorium or other similar laws relating to or affecting enforcement of the rights and remedies of creditors or by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) and will be entitled to the benefits of the Indenture. The Guarantees of the Notes on the Closing Date and the Guarantees of the Exchange Notes when issued have been duly authorized for issuance pursuant to this Agreement and the Indenture; when the Notes have been authenticated in the manner provided for in the Indenture and issued and delivered against payment of the purchase price therefor, the Guarantees of the Notes will constitute valid and binding agreements of the Guarantors; and, when the Exchange Notes have been authenticated in the manner provided for in the Indenture and issued and delivered in accordance with the Registration Rights Agreement, the Guarantees of the Exchange Notes will constitute valid and binding agreements of the Guarantors, in each case, enforceable in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent conveyance or transfer, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) and will be entitled to the benefits of the Indenture.
(j)    Authorization of the Indenture. The Indenture has been duly authorized by the Delek Parties and, on the Closing Date, will have been duly executed and delivered by the Delek Parties and, assuming due authorization, execution and delivery by the Trustee, will constitute a valid and binding agreement of the Delek Parties, enforceable against the Delek Parties in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent conveyance or transfer, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).
(k)    Description of the Transaction Documents. The Transaction Documents will conform in all material respects to the respective statements relating thereto contained in the Offering Memorandum.
(l)    No Material Adverse Change. Except as otherwise disclosed in the Offering Memorandum (exclusive of any amendment or supplement thereto), subsequent to the respective dates as of which information is given in the Offering Memorandum (exclusive of any amendment or supplement thereto): (i) there has been no material adverse change, or any development that could reasonably be expected to result, individually or in the aggregate, in a material adverse change, in the condition, financial or otherwise, or in the earnings, business, operations or prospects, whether or not arising from transactions in the ordinary course of business, of the Delek Parties, taken as a whole (any such change is called a “Material Adverse Change”); (ii) there has been no loss or interference from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, investigation, order or decree; and (iii) the Delek Parties, taken as a whole, have not incurred any liability or obligation, indirect, direct or contingent, not in the ordinary course of business nor entered into any transaction or agreement not in the ordinary course of business, except in each of items (ii) and (iii) above, as will not result, or could not be reasonably be expected to result, individually or in the aggregate, in a Material Adverse Change.
(m)    Independent Accountants. Ernst & Young LLP, which expressed its opinion with respect to the financial statements (which term as used in this Agreement includes the related notes thereto) and supporting schedules of the Partnership filed with the Commission and included or incorporated by reference in the Offering Memorandum is an independent registered public accounting firm within the meaning of the Securities Act, the Exchange Act and the rules of the Public Company Accounting Oversight Board.
(n)    Preparation of the Financial Statements. The financial statements, together with the related schedules and notes, included or incorporated by reference in the Offering Memorandum present fairly the consolidated financial position of the entities to which they relate as of and at the dates indicated and the results of their operations and cash flows for the periods specified. Such financial statements have been prepared in conformity with generally accepted accounting principles as applied in the United States (“GAAP”) applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto. The financial data set forth in the Offering Memorandum under the caption “Summary Historical Consolidated Financial and Operating Data” present fairly the information set forth therein on a basis consistent with that of the audited and unaudited historical consolidated financial statements included or incorporated by reference in the Offering Memorandum, except as described therein. The statistical and market‑related data and forward‑looking statements included or incorporated by reference in the Offering Memorandum are based on or derived from sources that the Delek Parties believe to be reliable and accurate in all material respects and represent their good faith estimates that are made on the basis of data derived from such sources. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Offering Memorandum present fairly in all material respects the information called for and have been prepared in accordance with the Commission's rules and guidelines applicable thereto.
(o)    Authority of the General Partner. Delek Logistics GP, LLC, a Delaware limited liability company and the general partner of the Partnership (the “General Partner”), has all requisite power and authority to act as general partner of the Partnership in all material respects as described in the Offering Memorandum.
(p)    Ownership of General Partner. Delek Logistics Services Company, a Delaware corporation (“Delek Services”), and a wholly-owned subsidiary of Delek US Holdings, Inc., a Delaware corporation, owns 94.85% of the issued and outstanding membership interests of the General Partner; all of such membership interests have been duly authorized and validly issued in accordance with the Third Amended and Restated Limited Liability Company Agreement of the General Partner, dated December 10, 2013 (the “GP LLC Agreement”), and are fully paid (to the extent required by the GP LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware Limited Liability Company Act (the “Delaware LLC Act”)); and with the exception of restrictions on transferability that may be imposed by federal or state securities laws or in the GP LLC Agreement or as described in the Offering Memorandum, Delek Services owns such membership interests free and clear of all liens, mortgages, encumbrances, security interests, charges or other claims (“Liens”).
(q)    Ownership of GP Interest. The General Partner is the sole general partner of the Partnership with a 2.0% general partner interest in the Partnership, such interest being represented by the 496,502 general partner units (the “General Partner Units”); such General Partner Units have been duly authorized and validly issued in accordance with the First Amended and Restated Agreement of Limited Partnership of the Partnership, dated November 7, 2012 (the “Partnership Agreement”); and the General Partner owns such General Partner Units free and clear of all Liens (except restrictions on transferability that may be imposed by federal or state securities laws or in the Partnership Agreement or as described in the Offering Memorandum).

(r)    Capitalization. As of the date hereof, the issued and outstanding partnership interests of the Partnership solely consist of 24,328,607 common units representing limited partner interests (the “Common Units”), 496,502 General Partner Units and the Incentive Distribution Rights (as defined in the Partnership Agreement). All outstanding Common Units, General Partner Units and the Incentive Distribution Rights, and the limited partner interests or general partner interests, as applicable, represented thereby, have been duly authorized and validly issued in accordance with the Partnership Agreement and are fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Sections 17-303, 17-607 and 17-804 of the Delaware Revised Uniform Limited Partnership Act (the “Delaware LP Act”).
(s)    Ownership of the OLLC. The Partnership owns all of the issued and outstanding membership interests of Delek Logistics Operating, LLC, a Delaware limited liability company (the “OLLC”); such membership interests have been duly authorized and validly issued in accordance with the limited liability company agreement of the OLLC (as amended, the “OLLC Agreement”), and are fully paid (to the extent required by the OLLC LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and with the exception of Liens arising under or securing the Second Amended and Restated Credit Agreement, dated as of December 30, 2014, by and among the Partnership, certain of the Guarantors, Fifth Third Bank, as administrative agent, and a syndicate of lenders (as amended, the “Credit Agreement”), restrictions on transferability that may be imposed by federal or state securities laws or in the OLLC LLC Agreement or as described in the Offering Memorandum, the Partnership owns such membership interests free and clear of all Liens.
(t)    Ownership of Finance Corp. The Partnership owns all of the outstanding capital stock of Finance Corp.; such capital stock has been duly authorized and validly issued in accordance with the certificate of incorporation and bylaws of Finance Corp. and is fully paid and nonassessable; and with the exception of Liens arising under or securing the Credit Agreement, restrictions on transferability that may be imposed by federal or state securities laws or as described in the Offering Memorandum, the Partnership owns such capital stock free and clear of all Liens.
(u)    Ownership of SALA Gathering, El Dorado, Magnolia, Paline, and Marketing GP. The OLLC owns all of the issued and outstanding membership interests of Delek Marketing GP, LLC, a Delaware limited liability company (“Marketing GP”), Paline Pipeline Company, LLC, a Texas limited liability company (“Paline”), Magnolia Pipeline Company, LLC, a Delaware limited liability company (“Magnolia”), SALA Gathering Systems, LLC, a Texas limited liability company (“SALA Gathering”), El Dorado Pipeline Company, LLC, a Delaware limited liability company (“El Dorado”), DKL Transportation, LLC, a Delaware limited liability company (“DKL Transportation”), DKL Caddo, LLC, a Delaware limited liability company (“DKL Caddo”), and DKL RIO, LLC, a Delaware limited liability company (“DKL RIO”); such membership interests have been duly authorized and validly issued in accordance with the respective limited liability company agreements of Marketing GP, Paline, Magnolia, SALA Gathering, El Dorado, DKL Transportation, DKL Caddo and DKL RIO (collectively, the “Operating Subsidiary LLC Agreements”) and are fully paid (to the extent required by the respective Operating Subsidiary LLC Agreements) and nonassessable (except as such nonassessability may be affected by (A) Sections 18-607 and 18-804 of the Delaware LLC Act, in the case of Marketing GP, El Dorado, Magnolia, DKL Transportation, DKL Caddo and DKL RIO and (B) the Texas Limited Liability Company Act (the “Texas LLC Act”) in the case of SALA Gathering and Paline); and, with the exception of Liens arising under or securing the Credit Agreement, restrictions on transferability that may be imposed by federal or state securities laws or in the respective Operating Subsidiary LLC Agreements or as described in the Offering Memorandum, the OLLC owns such membership interests free and clear of all Liens.
(v)    Ownership of Marketing LP. The OLLC owns all of the issued and outstanding limited partner interests of in Delek Marketing & Supply, LP, a Delaware limited partnership (“Marketing LP”); such limited partner interests have been duly authorized and validly issued in accordance with the agreement of limited partnership of Marketing LP (as amended, the “Marketing LP Partnership Agreement”), and are fully paid (to the extent required under the Marketing LP Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act); and, with the exception of Liens arising under or securing the Credit Agreement, restrictions on transferability that may be imposed by federal or state securities laws or in the Marketing LP Partnership Agreement or as described in the Offering Memorandum, the OLLC owns such limited partner interests free and clear of all Liens.

(w)    Ownership of Marketing LP GP Interest. Marketing GP is the sole general partner of Marketing LP with a 1.0% general partner interest in Marketing LP; such general partner interest has been duly authorized and validly issued in accordance with the Marketing LP Partnership Agreement; and, with the exception of Liens arising under or securing the Credit Agreement, restrictions on transferability that may be imposed by federal or state securities laws or in the Marketing LP Partnership Agreement or as described in the Offering Memorandum, Marketing GP LLC owns such general partner interest free and clear of all Liens.
(x)    Ownership of Crude Logistics. Marketing LP owns all of the issued and outstanding membership interests of Delek Crude Logistics, LLC, a Texas limited liability company (“Crude Logistics”); such membership interests have been duly authorized and validly issued in accordance with the limited liability company agreement of Crude Logistics (as amended, the “Crude Logistics LLC Agreement”) and are fully paid (to the extent required under the Crude Logistics LLC Agreement) and nonassessable (except as such nonassessability may be affected by the Texas LLC Act); and, with the exception of Liens arising under or securing the Credit Agreement, restrictions on transferability that may be imposed by federal or state securities laws or in the Crude Logistics LLC Agreement or as described in the Offering Memorandum, Marketing LP owns such membership interests free and clear of all Liens.
(y)    Ownership of Big Sandy. Crude Logistics owns all of the issued and outstanding membership interests of Delek Marketing-Big Sandy, LLC, a Texas limited liability company (“Big Sandy”); such membership interests have been duly authorized and validly issued in accordance with the limited liability company agreement of Big Sandy (as amended, the “Big Sandy LLC Agreement”) and are fully paid (to the extent required under the Big Sandy LLC Agreement) and nonassessable (except as such nonassessability may be affected by the Texas LLC Act); and, with the exception of Liens arising under or securing the Credit Agreement, restrictions on transferability that may be imposed by federal or state securities laws or in the Big Sandy LLC Agreement or as described in the Offering Memorandum, Crude Logistics owns such membership interests free and clear of all Liens.
(z)     No Other Subsidiaries. Other than: (i) the Partnership’s ownership of 100% of the outstanding capital stock of Finance Corp. and a 100% membership interest in the OLLC, (ii) the OLLC’s ownership of a 100% membership interest in each of Marketing GP, Paline, Magnolia, SALA Gathering, El Dorado, DKL Transportation, DKL Caddo and DKL RIO and a 99% limited partner interest in Marketing LP, (iii) Marketing GP’s ownership of a 1% general partner interest in Marketing LP, (iv) Marketing LP’s ownership of a 100% membership interest in Crude Logistics, (v) Crude Logistics’ ownership of a 100% membership interest in Big Sandy, (vi) DKL Caddo’s ownership of a 50% membership interest in Caddo Pipeline LLC, a Delaware limited liability company and (vii) DKL RIO’s ownership of a 33% membership interest in Rangeland RIO Pipeline, LLC, a Delaware limited liability company, no Delek Party owns, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity. Other than its ownership of the General Partner Units and the Incentive Distribution Rights, the General Partner does not own, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity.
(aa)    Incorporation and Good Standing. Each of the Delek Parties has been duly incorporated or formed, as applicable, and is validly existing as a corporation, limited partnership or limited liability company, as applicable, in good standing under the laws of the jurisdiction of its incorporation or formation, as applicable, and has corporate, partnership or limited liability company, as applicable, power and authority to own, lease and operate its properties and to conduct its business as described in the Offering Memorandum and to enter into and perform its obligations under each of the Transaction Documents to which it is a party. Each of the Delek Parties is duly qualified as a foreign corporation, limited partnership or limited liability company, as applicable, to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Change.
(bb)    Non-Contravention of Existing Instruments; No Further Authorizations or Approvals Required. No Delek Party (i) is in violation of its charter, bylaws or other constitutive document, (ii) is in default (or, with the giving of notice or lapse of time, would be in default) (“Default”) under any indenture, mortgage, loan or credit agreement, note, contract, franchise, lease or other instrument to which it is a party or by which it may be bound (including, without limitation, the Credit Agreement), or to which any of its property or assets is subject (each, an

“Existing Instrument”), or (iii)  is in violation of any law, statute, rule, regulation, judgment, order, writ or decree of any arbitrator, court, governmental body, regulatory body, administrative agency or other authority, body or agency having jurisdiction over it or any of its properties, assets or operations (each, a “Governmental Entity”), except, in the case of clause (ii) and cause (iii) above, for such Defaults or violations as would not, individually or in the aggregate, result in a Material Adverse Change. The execution, delivery and performance of the Transaction Documents by the Delek Parties party thereto, and the issuance and delivery of the Securities and the Exchange Securities, and consummation of the transactions contemplated hereby and thereby and by the Offering Memorandum (i) have been duly authorized by all necessary corporate action and will not result in any violation of the provisions of the charter, bylaws or other constitutive document of any of the Delek Parties, (ii) will not conflict with or constitute a breach of, or Default or a Debt Repayment Triggering Event (as defined below) under, or result in the creation or imposition of any Lien upon any property or assets of any of the Delek Parties pursuant to, or require the consent of any other party to, any Existing Instrument, except for such conflicts, breaches, Defaults or Liens as would not, individually or in the aggregate, result in a Material Adverse Change and (iii) will not result in any violation of any law, administrative regulation or order of any Governmental Entity applicable to any of the Delek Parties. No consent, approval, authorization or other order of, or registration or filing with, any Governmental Entity is required for the execution, delivery and performance of the Transaction Documents by the Delek Parties to the extent a party thereto, or the issuance and delivery of the Securities or the Exchange Securities, or consummation of the transactions contemplated hereby and thereby and by the Offering Memorandum, except (A) such as have been obtained or made by the Issuers or (B) such as may be required by the securities laws of the several states of the United States or provinces of Canada with respect to the Issuers’ obligations under the Registration Rights Agreement. As used herein, a “Debt Repayment Triggering Event” means any event or condition which gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by any Delek Party.
(cc)    No Material Actions or Proceedings. Except as otherwise disclosed in the Offering Memorandum, there are no legal or governmental actions, suits or proceedings pending or, to the knowledge of the Delek Parties, threatened (i) against or affecting any of the Delek Parties or (ii) which has as the subject thereof any property owned or leased by any of the Delek Parties, and any such action, suit or proceeding, if determined adversely to such Delek Party, would result in a Material Adverse Change or would materially impair the ability of the Delek Parties to consummate the transactions contemplated by this Agreement.
(dd)    Possession of Intellectual Property. The Delek Parties own or possess adequate patents, patent rights, licenses, inventions, copyrights, know‑how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business of the Delek Parties as described in the Offering Memorandum, except to the extent that the failure to own, possess or have other rights in such Intellectual Property would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change. No Delek Party has received any notice of infringement or conflict with asserted Intellectual Property of others, which infringement or conflict, if the subject of an unfavorable decision, would result in a Material Adverse Change.
(ee)    Possession of Licenses and Permits. The Delek Parties possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate Governmental Entities under applicable law necessary to conduct the business of the Delek Parties, except where the failure so to possess would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change. The Delek Parties are in compliance with the terms and conditions of all Governmental Licenses, except where the failure so to comply would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change. All of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change. None of the Delek Parties has received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any Governmental Licenses which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to result in a Material Adverse Change.

(ff)    Title to Property. The Delek Parties have indefeasible title to all real property and good title to all personal property described in the Offering Memorandum as owned in fee by the Delek Parties, in each case, free and clear of all Liens of any kind except such as (A) are described in the Offering Memorandum, (B) are created under or permitted by the Credit Agreement, (C) do not, individually or in the aggregate, materially interfere with the use made and proposed to be made of such property by the Delek Parties or (D) would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change; and all of the leases and subleases material to the business of the Partnership, and under which any of the Delek Parties holds properties described in the Offering Memorandum, are in full force and effect, and none of the Delek Parties has received any written notice of any material claim that has been asserted by anyone adverse to the rights of the Delek Parties under any of the leases or subleases mentioned above, or questioning the rights of the Delek Parties to the continued possession of the leased or subleased premises under any such lease or sublease.
(gg)    Rights-of-Way. The Delek Parties have such easements or rights-of-way from each person (collectively, “rights-of-way”) as are necessary to conduct their business in the manner described, and subject to the limitations contained, in the Offering Memorandum, except for (i) qualifications, reservations and encumbrances that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change and (ii) such rights-of-way that, if not obtained, would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change; the Delek Parties have fulfilled and performed all their material obligations with respect to such rights-of-way and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or would result in any impairment of the rights of the holder of any such rights-of-way, except for such revocations, terminations and impairments that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change.
(hh)    Tax Law Compliance. Each Delek Party has filed, or properly requested extensions of, all necessary federal, state and foreign income and franchise tax returns and all other material tax returns required to be filed by the Delek Parties through the date hereof and has paid all taxes required to be paid by it and, if due and payable, any related or similar assessment, fine or penalty levied against it except as may be being contested in good faith and by appropriate proceedings. The Delek Parties have made any charges, accruals or reserves required in accordance with GAAP in the applicable financial statements referred to in Section 1(n) hereof in respect of any federal, state or foreign income or franchise taxes or any other material taxes for any period as to which the tax liability of any Delek Party has not been finally determined.
(ii)    No “Investment Company”. The Partnership has been advised of the rules and requirements under the Investment Company Act of 1940, as amended (the “Investment Company Act,” which term, as used herein, includes the rules and regulations of the Commission promulgated thereunder). No Delek Party is, nor will any Delek Party be after giving effect to the offer and sale of the Securities and the application of the proceeds therefrom as described under “Use of Proceeds” in the Offering Memorandum, an “investment company” within the meaning of the Investment Company Act.
(jj)    Insurance. The Delek Parties carry or are otherwise entitled to the benefits of insurance relating to their business, with reputable insurers, in such amounts and covering such risks as is generally maintained by companies engaged in the same or similar business, and all such insurance is in full force and effect. None of the Delek Parties has any reason to believe that any Delek Party will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not reasonably be expected to result in a Material Adverse Change.
(kk)    No Price Stabilization or Manipulation. None of the Delek Parties has taken or will take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Securities.
(ll)    Solvency. Each Delek Party is, and immediately after the Closing Date will be, Solvent. As used herein, the term “Solvent” means, with respect to any person on a particular date, that on such date (i) the fair market value of the assets of such person is not less than the total amount of liabilities (including contingent liabilities) of such person, (ii) the present fair salable value of the assets of such person is not less than the amount that will be required to pay the probable liabilities of such person on its debts as they become absolute and matured, (iii) such person is able to realize upon its assets and pay its debts and other liabilities, including contingent obligations, as they mature and become due in the normal course of business and (iv) such person does not have unreasonably small capital.
(mm)    Compliance with Sarbanes-Oxley. The Delek Parties and, to the knowledge of the Delek Parties, the executive officers and directors of the General Partner, in their capacity as such, are in compliance with the applicable provisions of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act,” which term, as used herein, includes the rules and regulations of the Commission promulgated thereunder).
(nn)    Partnership’s Accounting System. The Delek Parties maintain a system of accounting controls that is sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii)  access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.
(oo)    Disclosure Controls and Procedures. The Partnership has established and maintains “disclosure controls and procedures” (as such term is defined in Rules 13a-15e and 15d-15e under the Exchange Act); and (i) such disclosure controls and procedures are designed to ensure that the information required to be disclosed by the Partnership in the reports to be filed or submitted under the Exchange Act, as applicable, is accumulated and communicated to management of the General Partner, including its principal executive officer and principal financial officer, as appropriate, to allow timely decisions regarding required disclosure to be made and (ii) such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established to the extent required by Rules 13a-15 and 15d-15 of the Exchange Act. Subject to the limitations of any such control system, the Partnership’s auditors and the Audit Committee of the Board of Directors of the General Partner have been advised of: any significant deficiencies or material weaknesses in the design or operation of internal controls which could adversely affect the Partnership’s ability to record, process, summarize and report financial data and since the date of the most recent evaluation of such disclosure controls and procedures, and there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.
(pp)    Regulations T, U, X. No Delek Party, nor any agent thereof acting on their behalf, has taken, and none of them will take, any action that might cause this Agreement or the issuance or sale of the Securities to violate Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System.
(qq)    Compliance with and Liability Under Environmental Laws. Except as otherwise disclosed in the Offering Memorandum or as will not result, or could not be reasonably be expected to result, individually or in the aggregate, in a Material Adverse Change: (i) each of the Delek Parties and their respective operations and facilities are in compliance with, and not subject to any known liabilities under, applicable Environmental Laws, which compliance includes, without limitation, having obtained and being in compliance with any permits, licenses or other governmental authorizations or approvals, and having made all filings and provided all financial assurances and notices, required for the ownership and operation of the business, properties and facilities of the Delek Parties under applicable Environmental Laws; (ii) none of the Delek Parties has received any written communication, whether from a governmental authority, citizens group, employee or otherwise, that alleges that any Delek Party is in violation of any Environmental Law; (iii) there is no claim, action or cause of action filed with a court or governmental authority, no investigation with respect to which any of the Delek Parties has received written notice, and no written notice by any person or entity alleging actual or potential liability on the part of any Delek Party based on or pursuant to any Environmental Law pending or, to the knowledge of the Delek Parties, threatened against any Delek Party or any person or entity whose liability under or pursuant to any Environmental Law any Delek Party has retained or assumed either contractually or by operation of law; (iv) no Delek Party is conducting or paying for, in whole or in part, any investigation, response or other corrective action pursuant to any Environmental Law at any site or facility, nor is any of them subject or a party to any outstanding order, judgment, decree, contract or agreement which imposes any obligation or liability under any Environmental Law; and (v) no Lien has been recorded pursuant to any Environmental Law with respect to any assets, facility or property owned, operated or leased by any Delek Party.
For purposes of this Agreement, “Environment” means ambient air, indoor air, surface water, groundwater, drinking water, soil, surface and subsurface strata and natural resources such as wetlands, flora and fauna. “Environmental Laws” means the common law and all federal, state, local and foreign laws or regulations, ordinances, codes, orders, decrees, judgments and injunctions issued, promulgated or entered thereunder, relating to pollution or protection of the Environment or, to the extent related to exposure to Materials of Environmental Concern, human health, including without limitation, those relating to (i) the Release or threatened Release of Materials of Environmental Concern; and (ii) the manufacture, processing, distribution, use, generation, treatment, storage, transport, handling or recycling of Materials of Environmental Concern. “Materials of Environmental Concern” means any substance, material, pollutant, contaminant, chemical, waste, compound or constituent, in any form, including without limitation, petroleum and petroleum products, subject to regulation or which can give rise to liability under any Environmental Law applicable to the business, operations or properties of any Delek Party. “Release” means any release, spill, emission, discharge, deposit, disposal, leaking, pumping, pouring, dumping, emptying, injection or leaching into the Environment, or into, from or through any building, structure or facility.
(rr)    Periodic Review of Costs of Environmental Compliance. In the ordinary course of its business, the Partnership conducts a periodic review of the effect of Environmental Laws on the business, operations and properties of the Delek Parties, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties under Environmental Laws). On the basis of such review and the amount of its established reserves, the Partnership has reasonably concluded that such associated costs and liabilities would not, individually or in the aggregate, result in a Material Adverse Change, except as otherwise disclosed in the Offering Memorandum.
(ss)    ERISA Compliance. Except as will not result, or could not be reasonably expected to result, individually or in the aggregate, in a Material Adverse Change, (i) the Delek Parties and any “employee benefit plan” (as defined under the Employee Retirement Income Security Act of 1974 (as amended, “ERISA,” which term, as used herein, includes the regulations and published interpretations thereunder) established or maintained by the Delek Parties or their ERISA Affiliates (as defined below) are in compliance in all material respects with ERISA; (ii) no Delek Party or any of their ERISA Affiliates has incurred or reasonably expects to incur any liability under (A) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan”, including any “multiemployer plan” (as defined in Section 4001 of ERISA) or (B) Sections 412, 4971, 4975 or 4980B of the Code; and (iii) each “employee benefit plan” established or maintained by any Delek Party or any of their ERISA Affiliates that is intended to be qualified under Section 401 of the Code is so qualified and nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification. “ERISA Affiliate” means, with respect to any Delek Party, any member of any group of organizations described in Section 414 of the Internal Revenue Code of 1986 (as amended, the “Code,” which term, as used herein, includes the regulations and published interpretations thereunder) of which such Delek Party is a member. No “reportable event” (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any “employee benefit plan” established or maintained by any Delek Party or any of their ERISA Affiliates
(tt)    Compliance with Labor Laws. Except as will not result, or could not be reasonably expected to result, individually or in the aggregate, in a Material Adverse Change, (i) there is (A) no unfair labor practice complaint pending or, to the knowledge of the Delek Parties, threatened against any Delek Party before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under collective bargaining agreements pending or, to the knowledge of the Delek Parties, threatened, against any Delek Party and (B) no strike, labor dispute, slowdown or stoppage pending or, to the knowledge of the Delek Parties, threatened against any Delek Party and (ii) there has been no violation of any federal, state or local law relating to discrimination in hiring, promotion or pay of employees or of any applicable wage or hour laws.

(uu)    Related Party Transactions. No relationship, direct or indirect, exists between or among any of the Delek Parties, on the one hand, and any director, officer, direct or indirect member or unitholder, customer or supplier of any of the Delek Parties, on the other hand, which is required by the Securities Act to be disclosed in an annual report on Form 10-K which is not so disclosed in the Offering Memorandum.
(vv)    No Unlawful Contributions or Other Payments. No Delek Party nor, to the knowledge of the Delek Parties, or any director, officer, agent, employee or affiliate of the General Partner or any Delek Party has taken any action, directly or indirectly, that would result in a violation by such persons of the FCPA, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Delek Parties and, to the knowledge of the Delek Parties, their affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.
“FCPA” means Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.
(ww)    No Conflict with Money Laundering Laws. The operations of the Delek Parties are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar applicable rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving any Delek Party with respect to the Money Laundering Laws is pending or, to the knowledge of the Delek Parties, threatened.
(xx)    No Conflict with Sanctions Laws. No Delek Party nor, to the knowledge of the Delek Parties, any director, officer, agent, employee, affiliate or other person acting on behalf of any of the Delek Parties is currently the subject, or the target of, any sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department, the U.S. Department of Commerce, the U.S. Department of State or other relevant sanctions authority (collectively, “Sanctions”), nor is any Delek Party located, organized or resident in a country or territory that is the subject or target of Sanctions. The Issuers will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person, (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is in violation of applicable Sanctions, or is in a country or territory against which the United States maintains Sanctions, including Cuba, Iran, North Korea, the Crimea region of Ukraine, or in any other country or territory in violation of applicable Sanctions, or (ii) in any other manner that will result in a violation by any person (including any person participating in the offering, whether as underwriter, advisor, investor or otherwise) of Sanctions.
(yy)    Regulation S. The Delek Parties and their respective affiliates and all persons acting on their behalf (other than the Initial Purchasers, as to whom the Delek Parties make no representation) have complied with and will comply with the offering restrictions requirements of Regulation S in connection with the offering of the Securities outside the United States and, in connection therewith, the Offering Memorandum will contain the disclosure required by Rule 902.
(zz)    Lending Relationship. Except as disclosed in the Offering Memorandum, no Delek Party has any material lending or other relationship with any bank or lending affiliate of any Initial Purchaser.
(aaa)     No Registration Rights. Except as described in the Offering Memorandum, there are no contracts, agreements or understandings between any of the Delek Parties and any person granting such person the right to require any of the Delek Parties to file a registration statement under the Securities Act with respect to any securities of any of the Delek Parties owned or to be owned by such person or in any securities being registered pursuant to any other registration statement filed by any of the Delek Parties under the Securities Act.
Any certificate signed by an officer of any Delek Party and delivered to the Initial Purchasers or to counsel for the Initial Purchasers shall be deemed to be a representation and warranty by such Delek Party to each Initial Purchaser as to the matters set forth therein.
SECTION 2.    Purchase, Sale and Delivery of the Securities.
(a)    The Securities. Each of the Issuers and the Guarantors agrees to issue and sell to the Initial Purchasers, severally and not jointly, all of the Securities, and subject to the conditions set forth herein, the Initial Purchasers agree, severally and not jointly, to purchase from the Issuers and the Guarantors the aggregate principal amount of Securities set forth opposite their names on Schedule A, at a purchase price of 97.495% of the principal amount thereof payable on the Closing Date, in each case, on the basis of the representations, warranties and agreements herein contained, and upon the terms herein set forth.
(b)    The Closing Date. Delivery of certificates for the Notes in global form to be purchased by the Initial Purchasers and payment therefor shall be made at the offices of Baker Botts L.L.P., One Shell Plaza, 910 Louisiana Street, Houston, Texas 77002 (or such other place as may be agreed to by the Partnership and the Representative) at 9:00 a.m. New York City time, on May 23, 2017, or such other time and date as the Representative shall designate by notice to the Issuers (the time and date of such closing are called the “Closing Date”). The Issuers hereby acknowledge that circumstances under which the Representative may provide notice to postpone the Closing Date as originally scheduled include, but are in no way limited to, any determination by the Issuers or the Initial Purchasers to recirculate to investors copies of an amended or supplemented Offering Memorandum or a delay as contemplated by the provisions of Section 17 hereof.
(c)    Delivery of the Securities. The Issuers shall deliver, or cause to be delivered, the Securities to the Representative for the accounts of the several Initial Purchasers through the facilities of the Depositary on the Closing Date against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor. The certificates for the Notes shall be in such denominations as the Representative may designate and shall be registered in the name of Cede & Co., as nominee of the Depositary, pursuant to the DTC Agreement, and shall be delivered on the Closing Date to the Trustee, as the Depositary’s custodian. Time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition to the obligations of the Initial Purchasers.
(d)    Initial Purchasers as Qualified Institutional Buyers. Each Initial Purchaser severally and not jointly represents and warrants to, and agrees with, the Delek Parties that:
(i)     it will offer and sell Securities only to (a) persons who it reasonably believes are “qualified institutional buyers” within the meaning of Rule 144A (“Qualified Institutional Buyers”) in transactions meeting the requirements of Rule 144A or (b) upon the terms and conditions set forth in Annex IV to this Agreement;
(ii)    it is a Qualified Institutional Buyer;
(iii)    it is an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act; and
(iv)    it will not offer or sell Securities by any form of general solicitation or general advertising, including but not limited to the methods described in Rule 502(c) under the Securities Act.
SECTION 3.    Additional Covenants. Each of the Delek Parties further covenants and agrees with each Initial Purchaser as follows:
(a)    Preparation of Final Offering Memorandum; Initial Purchasers’ Review of Proposed Amendments and Supplements and Issuers Additional Written Communications. As promptly as practicable following the Time of Sale and in any event not later than the second business day following the date hereof, the Issuers will prepare and deliver to the Initial Purchasers the Final Offering Memorandum, which shall consist of the

Preliminary Offering Memorandum as modified only by the information contained in the Pricing Supplement. The Issuers will not amend or supplement the Preliminary Offering Memorandum or the Pricing Supplement. The Issuers will not amend or supplement the Final Offering Memorandum prior to the Closing Date unless the Representative shall previously have been furnished a copy of the proposed amendment or supplement at least two business days prior to the proposed use or filing, and shall not have objected to such amendment or supplement. Before making, preparing, using, authorizing, approving or distributing any Issuers Additional Written Communication, the Issuers will furnish to the Representative a copy of such written communication for review and will not make, prepare, use, authorize, approve or distribute any such written communication to which the Representative reasonably objects.
(b)    Amendments and Supplements to the Final Offering Memorandum and Other Securities Act Matters. If at any time prior to the Closing Date (i) any event shall occur or condition shall exist as a result of which the Pricing Disclosure Package as then amended or supplemented would contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (ii) it is necessary to amend or supplement the Pricing Disclosure Package to comply with applicable law, the Delek Parties will promptly notify the Initial Purchasers thereof and forthwith prepare and (subject to Section 3(a) hereof) furnish to the Initial Purchasers such amendments or supplements to the Pricing Disclosure Package as may be necessary so that the statements in the Pricing Disclosure Package as so amended or supplemented will not, in the light of the circumstances under which they were made, be misleading or so that the Pricing Disclosure Package will comply with all applicable law. If, prior to the completion of the placement of the Securities by the Initial Purchasers with the Subsequent Purchasers, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Final Offering Memorandum, as then amended or supplemented, in order to make the statements therein, in the light of the circumstances when the Final Offering Memorandum is delivered to a Subsequent Purchaser, not misleading, or if in the judgment of the Representative or counsel for the Initial Purchasers it is otherwise necessary to amend or supplement the Final Offering Memorandum to comply with applicable law, the Delek Parties agree to promptly prepare (subject to Section 3 hereof), and furnish at their own expense to the Initial Purchasers, amendments or supplements to the Final Offering Memorandum so that the statements in the Final Offering Memorandum as so amended or supplemented will not, in the light of the circumstances on the Closing Date and at the time of sale of Securities, be misleading or so that the Final Offering Memorandum, as amended or supplemented, will comply with all applicable law.
The Delek Parties hereby expressly acknowledge that the indemnification and contribution provisions of Sections 8 and 9 hereof are specifically applicable and relate to each offering memorandum, registration statement, prospectus, amendment or supplement referred to in this Section 3.
(c)    Copies of the Offering Memorandum. The Issuers agree to furnish the Initial Purchasers, without charge, as many copies of the Pricing Disclosure Package and the Final Offering Memorandum and any amendments and supplements thereto as they shall reasonably request.
(d)    Blue Sky Compliance. Each of the Delek Parties shall cooperate with the Representative and counsel for the Initial Purchasers to qualify or register (or to obtain exemptions from qualifying or registering) all or any part of the Securities for offer and sale under the securities laws of the several states of the United States or any other jurisdictions designated by the Representative, shall comply with such laws and shall continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Securities. Notwithstanding the foregoing, none of the Delek Parties shall be required to qualify as a foreign corporation, limited liability company or partnership, as the case may be, or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign corporation, limited liability company or partnership, as the case may be. The Issuers will advise the Representative promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Securities for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, each of the Delek Parties shall use its best efforts to obtain the withdrawal thereof at the earliest possible moment.
(e)    Use of Proceeds. The Issuers shall apply the net proceeds from the sale of the Securities sold by them in the manner described under the caption “Use of Proceeds” in the Pricing Disclosure Package.

(f)    The Depositary. The Issuers will cooperate with the Initial Purchasers and use their best efforts to permit the Securities to be eligible for clearance and settlement through the facilities of the Depositary.
(g)    Additional Issuer Information. Prior to the completion of the placement of the Securities by the Initial Purchasers with the Subsequent Purchasers, the Partnership shall file, on a timely basis, with the Commission and the New York Stock Exchange (the “NYSE”) all reports and documents required to be filed under Section 13 or 15 of the Exchange Act. Additionally, at any time when the Partnership is not subject to Section 13 or 15 of the Exchange Act and any of the Securities remain outstanding, for the benefit of holders and beneficial owners from time to time of the Securities, the Partnership shall furnish, at its expense, upon request, to holders and beneficial owners of Securities and prospective purchasers of Securities information (“Additional Issuer Information”) satisfying the requirements of Rule 144A(d).
(h)    Agreement Not to Offer or Sell Additional Securities. During the period of 60 days following the date hereof, the Issuers will not, without the prior written consent of Merrill Lynch (which consent may be withheld at the sole discretion of Merrill Lynch), directly or indirectly, sell, offer, contract or grant any option to sell, pledge, transfer or establish an open “put equivalent position” within the meaning of Rule 16a-1 under the Exchange Act, or otherwise dispose of or transfer, or announce the offering of, or file any registration statement under the Securities Act in respect of, any debt securities of the Issuers or securities exchangeable for or convertible into debt securities of the Issuers (other than as contemplated by this Agreement and the Registration Rights Agreement).
(i)    No Integration. The Issuers agree that they will not and will cause their Affiliates not to make any offer or sale of securities of the Issuers of any class if, as a result of the doctrine of “integration” referred to in Rule 502 under the Securities Act, such offer or sale would render invalid (for the purpose of (i) the sale of the Securities by the Issuers to the Initial Purchasers, (ii) the resale of the Securities by the Initial Purchasers to Subsequent Purchasers or (iii) the resale of the Securities by such Subsequent Purchasers to others) the exemption from the registration requirements of the Securities Act provided by Section 4(a)(2) thereof or by Rule 144A or by Regulation S thereunder or otherwise.
(j)    No General Solicitation or Directed Selling Efforts. The Issuers agree that they will not and will not permit any of their Affiliates or any other person acting on their behalf (other than the Initial Purchasers, as to which no covenant is given) to (i) solicit offers for, or offer or sell, the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act or (ii) engage in any directed selling efforts with respect to the Securities within the meaning of Regulation S, and the Partnership will and will cause all such persons to comply with the offering restrictions requirement of Regulation S with respect to the Securities.
(k)    No Restricted Resales. The Partnership will not, and will not permit any of its affiliates (as defined in Rule 144 under the Securities Act) to resell any of the Notes that have been reacquired by any of them.
(l)    Legended Securities. Each certificate for a Security will bear the legend contained in “Transfer Restrictions” in the Preliminary Offering Memorandum for the time period and upon the other terms stated in the Preliminary Offering Memorandum.
The Representative on behalf of the several Initial Purchasers, may, in its sole discretion, waive in writing the performance by any Delek Party of any one or more of the foregoing covenants or extend the time for their performance.
SECTION 4.    Payment of Expenses. Each of the Delek Parties agrees to pay all costs, fees and expenses incurred in connection with the performance of its obligations hereunder and in connection with the transactions contemplated hereby, including, without limitation, (i) all expenses incident to the issuance and delivery of the Securities (including all printing and engraving costs), (ii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Securities to the Initial Purchasers, (iii) all fees and expenses of the Delek Parties’ counsel, independent public or certified public accountants and other advisors, (iv) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution (including any form of electronic distribution) of the Pricing Disclosure Package and the Final Offering Memorandum (including financial statements and exhibits), and all amendments and supplements thereto, and the Transaction

Documents, (v) all filing fees, attorneys’ fees and expenses incurred by the Delek Parties or the Initial Purchasers in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Securities for offer and sale under the securities laws of the several states of the United States or any other jurisdictions designated by the Representative (including, without limitation, the cost of preparing, printing and mailing preliminary and final blue sky or legal investment memoranda and any related supplements to the Pricing Disclosure Package or the Final Offering Memorandum, (vi) the fees and expenses of the Trustee, including the fees and disbursements of counsel for the Trustee in connection with the Indenture, the Securities and the Exchange Securities, (vii) any fees payable in connection with the rating of the Securities or the Exchange Securities by ratings agencies, (viii) all fees and expenses (including reasonable fees and expenses of counsel) of the Delek Parties in connection with approval of the Securities by the Depositary for “book-entry” transfer, and the performance by the Delek Parties of their respective other obligations under this Agreement and (ix) 50% of the cost of any aircraft chartered in connection with the “road show” for the offering of the Securities. Except as provided in this Section 4 and Sections 6, 8 and 9 hereof, the Initial Purchasers shall pay their own expenses, including the fees and disbursements of their counsel.
SECTION 5.    Conditions of the Obligations of the Initial Purchasers. The obligations of the several Initial Purchasers to purchase and pay for the Securities as provided herein on the Closing Date shall be subject to the accuracy of the representations and warranties on the part of the Delek Parties set forth in Section 1 hereof as of the date hereof and as of the Closing Date as though then made and to the timely performance by the Delek Parties of their covenants and other obligations hereunder, and to each of the following additional conditions:
(a)    Accountants’ Comfort Letter. On the date hereof, the Initial Purchasers shall have received from Ernst & Young LLP, the independent registered public accounting firm for the Partnership, a “comfort letter” dated the date hereof addressed to the Initial Purchasers, in form and substance satisfactory to the Representative, covering the financial information in the Pricing Disclosure Package and other customary matters. In addition, on the Closing Date, the Initial Purchasers shall have received from such accountants a “bring-down comfort letter” dated the Closing Date addressed to the Initial Purchasers, in form and substance satisfactory to the Representative, in the form of the “comfort letter” delivered on the date hereof, except that (i) it shall cover the financial information in the Final Offering Memorandum and any amendment or supplement thereto and (ii) procedures shall be brought down to a date no more than three days prior to the Closing Date.
(b)    No Material Adverse Change or Ratings Agency Change. For the period from and after the date of this Agreement and prior to the Closing Date:
(i)    in the judgment of the Representative there shall not have occurred any Material Adverse Change; and
(ii)    there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any Delek Party or any of their securities or indebtedness by any “nationally recognized statistical rating organization” as such term is defined for purposes of Section 3(a)(62) under the Exchange Act.
(c)    Opinion of Counsel for the Partnership. On the Closing Date the Initial Purchasers shall have received the favorable opinion of Baker Botts L.L.P., counsel for the Partnership, dated as of such Closing Date, the form of which is attached as Annex II.
(d)    Opinion of General Counsel of the Partnership. On the Closing Date the Initial Purchasers shall have received the favorable opinion of the General Counsel of the Partnership, dated as of such Closing Date, the form of which is attached as Annex III.
(e)    Opinion of Counsel for the Initial Purchasers. On the Closing Date the Initial Purchasers shall have received the favorable opinion of Vinson & Elkins L.L.P., counsel for the Initial Purchasers, dated as of such Closing Date, with respect to such matters as may be reasonably requested by the Initial Purchasers.
(f)    Officers’ Certificate. On the Closing Date the Initial Purchasers shall have received a written certificate executed by the Chief Executive Officer or President of the General Partner, Finance Corp. and the Guarantors, and the Chief

Financial Officer or Chief Accounting Officer of the General Partner, Finance Corp. and the Guarantors, or other officers satisfactory to the Initial Purchasers, dated as of the Closing Date, to the effect set forth in Section 5(b)(ii) hereof, and further to the effect that:
(i)    for the period from and after the date of this Agreement and prior to the Closing Date there has not occurred any Material Adverse Change;
(ii)    the representations, warranties and covenants of the Issuers and the Guarantors set forth in Section 1 hereof were true and correct as of the date hereof and are true and correct as of the Closing Date with the same force and effect as though expressly made on and as of the Closing Date; and
(iii)     each of the Issuers and the Guarantors has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date.
(g)    Indenture; Registration Rights Agreement. The Delek Parties shall have executed and delivered the Indenture, in form and substance reasonably satisfactory to the Initial Purchasers, and the Initial Purchasers shall have received executed copies thereof. The Delek Parties shall have executed and delivered the Registration Rights Agreement, in form and substance reasonably satisfactory to the Initial Purchasers, and the Initial Purchasers shall have received such executed counterparts.
(h)    Additional Documents. On or before the Closing Date, the Initial Purchasers and counsel for the Initial Purchasers shall have received such information, documents and opinions as they may reasonably require for the purposes of enabling them to pass upon the issuance and sale of the Securities as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.
If any condition specified in this Section 5 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Representative by notice to the Issuers at any time on or prior to the Closing Date, which termination shall be without liability on the part of any party to any other party, except that Sections 4, 6, 8 and 9 hereof shall at all times be effective and shall survive such termination.
SECTION 6.    Reimbursement of Initial Purchasers’ Expenses. If this Agreement is terminated by the Representative pursuant to Section 5 or 10 hereof, including if the sale to the Initial Purchasers of the Securities on the Closing Date is not consummated because of any refusal, inability or failure on the part of the Delek Parties to perform any agreement herein or to comply with any provision hereof, the Issuers agree to reimburse the Initial Purchasers, severally, upon demand for all out-of-pocket expenses that shall have been reasonably incurred by the Initial Purchasers in connection with the proposed purchase and the offering and sale of the Securities, including, without limitation, fees and disbursements of counsel, printing expenses, travel expenses, postage, facsimile and telephone charges.
SECTION 7.    Offer, Sale and Resale Procedures. Each of the Initial Purchasers, on the one hand, and each of the Delek Parties, on the other hand, hereby agree to observe the following procedures in connection with the offer and sale of the Securities:
(a)    Offers and sales of the Securities will be made only by the Initial Purchasers or Affiliates thereof qualified to do so in the jurisdictions in which such offers or sales are made. Each such offer or sale shall only be made to persons whom the offeror or seller reasonably believes to be Qualified Institutional Buyers or non-U.S. persons outside the United States to whom the offeror or seller reasonably believes offers and sales of the Securities may be made in reliance upon Regulation S upon the terms and conditions set forth in Annex IV hereto, which Annex IV is hereby expressly made a part hereof.
(b)    No general solicitation or general advertising (within the meaning of Rule 502 under the Securities Act) will be used in the United States in connection with the offering of the Securities.
(c)    Upon original issuance by the Issuers, and until such time as the same is no longer required under the applicable requirements of the Securities Act, the Securities (and all securities issued in exchange therefor or in substitution thereof, other than the Exchange Securities) shall bear the following legend:

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER: (1) REPRESENTS THAT: (A) IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT OR (B) IT IS NOT A U.S. PERSON (WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT), AND (2) AGREES FOR THE BENEFIT OF THE ISSUERS THAT IT SHALL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS NOTE OR ANY BENEFICIAL INTEREST HEREIN, EXCEPT IN ACCORDANCE WITH THE SECURITIES ACT AND ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND ONLY: (A) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT, (C) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (D) IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, OR (E) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (2)(C) ABOVE OR (2)(D) ABOVE, A DULY COMPLETED AND SIGNED CERTIFICATE (THE FORM OF WHICH MAY BE OBTAINED FROM THE TRUSTEE) MUST BE DELIVERED TO THE TRUSTEE. PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (2)(E) ABOVE, THE ISSUERS RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY RULE 144 EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING RESTRICTIONS.
Following the sale of the Securities by the Initial Purchasers to Subsequent Purchasers pursuant to the terms hereof, the Initial Purchasers shall not be liable or responsible to the Issuers for any losses, damages or liabilities suffered or incurred by the Issuers, including any losses, damages or liabilities under the Securities Act, arising from or relating to any resale or transfer of any Security.
SECTION 8.    Indemnification.
(a)    Indemnification of the Initial Purchasers. Each of the Delek Parties, jointly and severally, agrees to indemnify and hold harmless each Initial Purchaser, its affiliates, directors, officers and employees, and each person, if any, who controls any Initial Purchaser within the meaning of the Securities Act and the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which such Initial Purchaser, affiliate, director, officer, employee or controlling person may become subject, under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Partnership), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum, the Pricing Supplement, any Issuers Additional Written Communication or the Final Offering Memorandum (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and to reimburse each Initial Purchaser and each such affiliate, director, officer, employee or controlling person for any and all expenses (including the fees and disbursements of counsel chosen by Merrill Lynch) as such expenses are reasonably incurred by such Initial Purchaser or such affiliate, director, officer, employee or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply, with respect to an Initial Purchaser, to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Issuers by such Initial Purchaser through the Representative expressly for use in the Preliminary Offering Memorandum, the

Pricing Supplement, any Issuers Additional Written Communication or the Final Offering Memorandum (or any amendment or supplement thereto). The indemnity agreement set forth in this Section 8(a) shall be in addition to any liabilities that the Delek Parties may otherwise have.
(b)    Indemnification of the Delek Parties. Each Initial Purchaser agrees, severally and not jointly, to indemnify and hold harmless the Delek Parties, each of their respective directors, officers, and each person, if any, who controls any Delek Party within the meaning of the Securities Act and the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which any Delek Party or any such director, officer or controlling person may become subject, under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Initial Purchaser), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum, the Pricing Supplement, any Issuers Additional Written Communication or the Final Offering Memorandum (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Preliminary Offering Memorandum, the Pricing Supplement, any Issuers Additional Written Communication or the Final Offering Memorandum (or any amendment or supplement thereto), in reliance upon and in conformity with written information furnished to the Issuers by such Initial Purchaser through the Representative expressly for use therein; and to reimburse any Delek Party and each such director, officer or controlling person for any and all expenses (including the fees and disbursements of counsel) as such expenses are reasonably incurred by any Delek Party or such director, officer or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. Each of the Delek Parties hereby acknowledges that the only information that the Initial Purchasers through the Representative have furnished to the Issuers expressly for use in the Preliminary Offering Memorandum, the Pricing Supplement, any Issuers Additional Written Communication or the Final Offering Memorandum (or any amendment or supplement thereto) are the statements set forth in the section entitled “Plan of Distribution—Short Positions” in the Preliminary Offering Memorandum and the Final Offering Memorandum. The indemnity agreement set forth in this Section 8(b) shall be in addition to any liabilities that each Initial Purchaser may otherwise have.
(c)    Notifications and Other Indemnification Procedures. Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; provided that the failure to so notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party under this Section 8 except to the extent that it has been materially prejudiced by such failure (through the forfeiture of substantive rights and defenses) and shall not relieve the indemnifying party from any liability that the indemnifying party may have to an indemnified party other than under this Section 8. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party’s election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the immediately preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (together with local counsel (in each jurisdiction)), which shall be selected by Merrill Lynch (in the case of counsel representing the Initial Purchasers or their related persons), representing the indemnified parties who are parties to such action) or (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party.
(d)    Settlements. The indemnifying party under this Section 8 shall not be liable for any settlement of any proceeding effected without its written consent, which will not be unreasonably withheld, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by this Section 8, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request or disputed in good faith the indemnified party’s entitlement to such reimbursement prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent (i) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and (ii) does not include any statements as to or any findings of fault, culpability or failure to act by or on behalf of any indemnified party.
SECTION 9.    Contribution. If the indemnification provided for in Section 8 hereof is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Delek Parties, on the one hand, and the Initial Purchasers, on the other hand, from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Delek Parties, on the one hand, and the Initial Purchasers, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Delek Parties, on the one hand, and the Initial Purchasers, on the other hand, in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Issuers, and the total discount received by the Initial Purchasers bear to the aggregate initial offering price of the Securities. The relative fault of the Delek Parties, on the one hand, and the Initial Purchasers, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Delek Parties, on the one hand, or the Initial Purchasers, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 8 hereof, any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in Section 8 hereof with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this Section 9; provided, however, that no additional notice shall be required with respect to any action for which notice has been given under Section 8 hereof for purposes of indemnification.
The Delek Parties and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 9.
Notwithstanding the provisions of this Section 9, no Initial Purchaser shall be required to contribute any amount in excess of the discount received by such Initial Purchaser in connection with the Securities distributed by it. No person guilty of fraudulent misrepresentation (within the meaning of Section 11 of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Initial Purchasers’ obligations to contribute pursuant to this Section 9 are several, and not joint, in proportion to their respective commitments as set forth opposite their names in Schedule

A. For purposes of this Section 9, each affiliate, director, officer and employee of an Initial Purchaser and each person, if any, who controls an Initial Purchaser within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as such Initial Purchaser, and each director and officer of a Delek Party, and each person, if any, who controls any Delek Party within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as such Delek Party.
SECTION 10.    Termination of this Agreement. Prior to the Closing Date, this Agreement may be terminated by the Representative by notice given to the Partnership if at any time: (i) trading or quotation in any of the Partnership’s securities shall have been suspended or limited by the Commission or by the NYSE, or trading in securities generally on either the Nasdaq Stock Market or the NYSE shall have been suspended or limited, or minimum or maximum prices shall have been generally established on any of such quotation system or stock exchange by the Commission or the Financial Industry Regulatory Authority, Inc.; (ii) a general banking moratorium shall have been declared by any of federal, New York or Delaware authorities; (iii) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity, or any change in the United States or international financial markets, or any substantial change or development involving a prospective substantial change in United States’ or international political, financial or economic conditions, as in the judgment of the Representative is material and adverse and makes it impracticable or inadvisable to proceed with the offering sale or delivery of the Securities in the manner and on the terms described in the Pricing Disclosure Package or to enforce contracts for the sale of securities; or (iv) in the judgment of the Representative there shall have occurred any Material Adverse Change. Any termination pursuant to this Section 10 shall be without liability on the part of (i) any Delek Party to any Initial Purchaser, except that the Delek Parties shall be obligated to reimburse the expenses of the Initial Purchasers pursuant to Sections 4 and 6 hereof, (ii) any Initial Purchaser to any Delek Party, or (iii) any party hereto to any other party except that the provisions of Sections 8 and 9 hereof shall at all times be effective and shall survive such termination.
SECTION 11.    Representations and Indemnities to Survive Delivery. The respective indemnities, agreements, representations, warranties and other statements of the Delek Parties, their respective officers and the several Initial Purchasers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Initial Purchaser, any Delek Party or any of their partners, officers or directors or any controlling person, as the case may be, and will survive delivery of and payment for the Securities sold hereunder and any termination of this Agreement.
SECTION 12.    Notices. All communications hereunder shall be in writing and shall be mailed, hand delivered, couriered or facsimiled and confirmed to the parties hereto as follows:
If to the Initial Purchasers:

Merrill Lynch, Pierce, Fenner & Smith
Incorporated
50 Rockefeller Plaza
New York, New York 10020
Facsimile: 212-901-7897
Attention: High Yield Legal Department

with a copy to (which shall not constitute notice):

Vinson & Elkins L.L.P.
1001 Fannin Street
Suite 2500
Houston, Texas 77002
Facsimile: 713-615-5794
Attention: Ms. Gillian Hobson

If to the Delek Parties:

Delek Logistics Partners, LP
7102 Commerce Way

Brentwood, Tennessee 37027
Facsimile: (615) 224-6362
Attention: Chief Financial Officer

with a copy to (which shall not constitute notice):

Baker Botts L.L.P.
910 Louisiana Street
Houston, Texas 77002
Facsimile: 713-229-2793
Attention: Mr. Andrew J. Ericksen

Any party hereto may change the address or facsimile number for receipt of communications by giving written notice to the others.
SECTION 13.    Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto, and to the benefit of the indemnified parties referred to in Sections 8 and 9 hereof, and in each case their respective successors, and no other person will have any right or obligation hereunder. The term “successors” shall not include any Subsequent Purchaser or other purchaser of the Securities as such from any of the Initial Purchasers merely by reason of such purchase.
SECTION 14.    Authority of the Representative. Any action by the Initial Purchasers hereunder may be taken by Merrill Lynch on behalf of the Initial Purchasers, and any such action taken by Merrill Lynch shall be binding upon the Initial Purchasers.
SECTION 15.    Partial Unenforceability. The invalidity or unenforceability of any section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph or provision hereof. If any section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.
SECTION 16.    Governing Law Provisions. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SUCH STATE WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THEREOF.
Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) may be instituted in the federal courts of the United States of America located in the City and County of New York or the courts of the State of New York in each case located in the City and County of New York (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for suits, actions or proceedings instituted in regard to the enforcement of a judgment of any Specified Court in a Related Proceeding a “Related Judgment”, as to which such jurisdiction is non-exclusive) of the Specified Courts in any Related Proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any Related Proceeding brought in any Specified Court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any Specified Proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any Specified Court that any Related Proceeding brought in any Specified Court has been brought in an inconvenient forum.
SECTION 17.    Default of One or More of the Several Initial Purchasers. If any one or more of the several Initial Purchasers shall fail or refuse to purchase Securities that it or they have agreed to purchase hereunder on the Closing Date, and the aggregate principal amount of Securities which such defaulting Initial Purchaser or Initial Purchasers agreed but failed or refused to purchase does not exceed 10% of the aggregate principal amount of the Securities to be purchased on such date, the other Initial Purchasers shall be obligated, severally, in the proportions that the principal amount of Securities set forth opposite their respective names on Schedule A bears to the aggregate principal amount of Securities set forth opposite the names of all such non-defaulting Initial Purchasers, or in such other proportions as may be specified by the Initial Purchasers with the consent of the non-defaulting Initial Purchasers, to purchase the Securities which such defaulting Initial Purchaser or Initial Purchasers agreed but failed or refused to purchase on the Closing Date. If any one or more of the Initial Purchasers shall fail or refuse to purchase Securities and the aggregate principal amount of Securities with respect to which such default occurs exceeds 10% of the aggregate principal amount of Securities to be purchased on the Closing Date, and arrangements satisfactory to the Initial Purchasers and the Partnership for the purchase of such Securities are not made within 48 hours after such default, this Agreement shall terminate without liability of any party to any other party except that the provisions of Sections 4, 6, 8 and 9 hereof shall at all times be effective and shall survive such termination. In any such case either the Initial Purchasers or the Partnership shall have the right to postpone the Closing Date, as the case may be, but in no event for longer than seven days in order that the required changes, if any, to the Final Offering Memorandum or any other documents or arrangements may be effected.
As used in this Agreement, the term “Initial Purchaser” shall be deemed to include any person substituted for a defaulting Initial Purchaser under this Section 17. Any action taken under this Section 17 shall not relieve any defaulting Initial Purchaser from liability in respect of any default of such Initial Purchaser under this Agreement.
SECTION 18.    No Advisory or Fiduciary Responsibility. Each of the Delek Parties acknowledges and agrees that: (i) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Delek Parties, on the one hand, and the several Initial Purchasers, on the other hand, and the Delek Parties are capable of evaluating and understanding and understand and accept the terms, risks and conditions of the transactions contemplated by this Agreement; (ii) in connection with each transaction contemplated hereby and the process leading to such transaction each Initial Purchaser is and has been acting solely as a principal and is not the agent or fiduciary of the Delek Parties or their respective affiliates, stockholders, creditors or employees or any other party; (iii) no Initial Purchaser has assumed or will assume an advisory or fiduciary responsibility in favor of the Delek Parties with respect to any of the transactions contemplated hereby or the process leading thereto (irrespective of whether such Initial Purchaser has advised or is currently advising the Delek Parties on other matters) or any other obligation to the Delek Parties except the obligations expressly set forth in this Agreement; (iv) the several Initial Purchasers and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Delek Parties, and the several Initial Purchasers have no obligation to disclose any of such interests by virtue of any fiduciary or advisory relationship; and (v) the Initial Purchasers have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby, and the Delek Parties have consulted their own legal, accounting, regulatory and tax advisors to the extent they deemed appropriate.
This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Delek Parties and the several Initial Purchasers, or any of them, with respect to the subject matter hereof. The Delek Parties hereby waive and release, to the fullest extent permitted by law, any claims that the Delek Parties may have against the several Initial Purchasers with respect to any breach or alleged breach of fiduciary duty.
SECTION 19.    General Provisions. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by telecopier, facsimile or other electronic transmission (i.e., a “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart thereof. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Issuers the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.
Very truly yours,
DELEK LOGISTICS PARTNERS, LP
By: Delek Logistics GP, LLC, as general partner

By:    /s/ Assaf Ginzburg
    Name:    Assaf Ginzburg    Title:    Executive Vice President and
Chief Financial Officer
DELEK LOGISTICS FINANCE CORP.
By:    /s/ Assaf Ginzburg
    Name:    Assaf Ginzburg    Title:    Executive Vice President and
Chief Financial Officer
DELEK MARKETING & SUPPLY, LP
By: Delek Marketing GP, LLC, as general partner
DELEK LOGISTICS OPERATING, LLC
DELEK MARKETING GP, LLC
DELEK CRUDE LOGISTICS, LLC
DELEK MARKETING-BIG SANDY, LLC
PALINE PIPELINE COMPANY, LLC
MAGNOLIA PIPELINE COMPANY, LLC
SALA GATHERING SYSTEMS, LLC
EL DORADO PIPELINE COMPANY, LLC
DKL TRANSPORTATION, LLC
DKL CADDO, LLC
DKL RIO, LLC,
as Guarantors

By:    /s/ Assaf Ginzburg
    Name:    Assaf Ginzburg    Title:    Executive Vice President and
Chief Financial Officer

The foregoing Purchase Agreement is hereby confirmed and accepted by the Initial Purchasers as of the date first above written.
MERRILL LYNCH, PIERCE, FENNER & SMITH
INCORPORATED
Acting on behalf of itself
and as the Representative of
the several Initial Purchasers
By:    Merrill Lynch, Pierce, Fenner & Smith
Incorporated

By:    /s/ John Pantalena
    Managing Director

SCHEDULE A

Initial Purchasers	Aggregate Principal Amount of Securities to be Purchased
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$77,500,000
Fifth Third Securities, Inc.	32,500,000
RBC Capital Markets, LLC	32,500,000
BBVA Securities Inc.	32,500,000
MUFG Securities Americas Inc.	12,500,000
Wells Fargo Securities, LLC	12,500,000
Barclays Capital Inc.	12,500,000
Regions Securities LLC	12,500,000
PNC Capital Markets LLC	6,250,000
U.S. Bancorp Investments, Inc.	6,250,000
Citizens Capital Markets, Inc.	6,250,000
SunTrust Robinson Humphrey, Inc.	6,250,000
Total	$250,000,000

ANNEX I
Pricing Term Sheet
Pricing Term Sheet dated May 18, 2017
to Preliminary Offering Memorandum dated May 15, 2017
Strictly Confidential

DELEK LOGISTICS PARTNERS, LP
DELEK LOGISTICS FINANCE CORP.
6.750% SENIOR NOTES DUE 2025

PRICING TERM SHEET

May 18, 2017

The information in this term sheet supplements Delek Logistics Partners, LP and Delek Logistics Finance Corp.’s preliminary offering memorandum dated May 15, 2017 (the “Preliminary Offering Memorandum”) and supersedes the information in the Preliminary Offering Memorandum to the extent inconsistent with the information in the Preliminary Offering Memorandum. This pricing term sheet is qualified in its entirety by reference to the Preliminary Offering Memorandum.

Issuers:	Delek Logistics Partners, LP Delek Logistics Finance Corp.
Guarantors:	The Notes will be jointly and severally guaranteed by all existing subsidiaries of Delek Logistics Partners, LP (other than Delek Logistics Finance Corp.) and by certain future subsidiaries
Size:	$250,000,000
Gross Proceeds:	$248,112,500
Form of Offering:	144A/Reg S with Registration Rights as set forth in the Preliminary Offering Memorandum
Maturity:	May 15, 2025
Coupon:	6.750%
Price:	99.245% of face amount plus accrued interest, if any, from May 23, 2017
Interest Payment Dates:	May 15 and November 15, commencing November 15, 2017
Record Dates:	May 1 and November 1
Redemption Provisions:
First Call Date:	May 15, 2020
Make-Whole Call:
Before the first call date at redemption price equal to 100.0% of the principal amount thereof, plus the “Make Whole Premium” as described in the Preliminary Offering Memorandum, plus accrued and unpaid interest, if any, to the redemption date then on or after the following dates at the following redemption prices:
May 15, 2020: 105.063%
May 15, 2021: 103.375%
May 15, 2022: 101.688%
May 15, 2023: 100.0%

Annex I-1

Redemption with Proceeds of Equity Offering:	On or prior to May 15, 2020, up to 35% may be redeemed at 106.750%
Change of Control:	Following a Change of Control, put at 101% of principal plus accrued interest
Trade Date:	May 18, 2017
Settlement:	T+3; May 23, 2017
Denominations:	$2,000 and integral multiples of $1,000
CUSIP/ISIN:	144A: 24665F AA0 / US24665FAA03 Regulation S: U24570 AA8 / USU24570AA84
Joint Book-Running Managers:	Merrill Lynch, Pierce, Fenner & Smith Incorporated Fifth Third Securities, Inc. RBC Capital Markets, LLC BBVA Securities Inc.
Senior Co-Managers:	MUFG Securities Americas Inc. Wells Fargo Securities, LLC Barclays Capital Inc. Regions Securities LLC

Co-Managers:	PNC Capital Markets LLC U.S. Bancorp Investments, Inc. Citizens Capital Markets, Inc. SunTrust Robinson Humphrey, Inc.
This material is strictly confidential and has been prepared by the Issuers solely for use in connection with the proposed offering of the securities described in the Preliminary Offering Memorandum. This material is personal to each offeree and does not constitute an offer to any other person or the public generally to subscribe for or otherwise acquire the securities. Please refer to the Preliminary Offering Memorandum for a complete description.
The securities have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and are being offered only to (1) persons reasonably believed to be “qualified institutional buyers” as defined in Rule 144A under the Securities Act and (2) outside the United States to non-U.S. persons in compliance with Regulation S under the Securities Act, and this communication is only being distributed to such persons.
This communication is not an offer to sell the securities and it is not a solicitation of an offer to buy the securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.
Any disclaimers or notices that may appear on this Term Sheet below the text of this legend are not applicable to this Term Sheet and should be disregarded. Such disclaimers may have been electronically generated as a result of this Term Sheet having been sent via, or posted on, Bloomberg or another electronic mail system.
.

Annex I-2

ANNEX II
Form of Opinion of Counsel for the Partnership
1.    Assuming without independent investigation, (a) that the Securities are sold to the Initial Purchasers, and initially resold by the Initial Purchasers, in accordance with the terms of and in the manner contemplated by, the Purchase Agreement and the Offering Memorandum; (b) the accuracy of the representations and warranties of the Issuers and the Guarantors set forth in the Purchase Agreement and in those certain certificates delivered pursuant thereto on the date hereof; (c) the accuracy of the representations and warranties of the Initial Purchasers set forth in the Purchase Agreement; (d) the due performance by, and compliance with, the Issuers, the Guarantors and the Initial Purchasers, of their respective covenants and agreements set forth in the Purchase Agreement; and (e) compliance by the Initial Purchasers, the Issuers and the Guarantors with the transfer procedures and restrictions described in the Offering Memorandum, it is not necessary to register the issuance and sale of the Securities by the Issuers to the Initial Purchasers or the initial offer and resale of the Securities by the Initial Purchasers, in each case in the manner contemplated by the Purchase Agreement and the Offering Memorandum, under the Securities Act of 1933, as amended, or to qualify the Indenture in respect thereof under the Trust Indenture Act of 1939, as amended, it being expressly understood that we express no opinion in this paragraph as to any subsequent offer or resale of any of the Securities;
2.    Each of the General Partner, the Issuers and the Guarantors is validly existing as a corporation, limited partnership or limited liability company, as the case may be, and is in good standing under the laws of the State of Delaware or the State of Texas, as the case may be, and is duly qualified to do business and in good standing as a foreign corporation, foreign limited partnership or foreign limited liability company, as the case may be, in each jurisdiction set forth opposite its name on Schedule I hereto. Each of the General Partner, the Issuers and the Guarantors has all requisite corporate, limited partnership or limited liability company, as the case may be, power and authority necessary to own, operate or lease its properties currently owned, operated or leased and to conduct the businesses in which it is currently engaged, in each case in all material respects as described in the Pricing Disclosure Package and the Offering Memorandum;
3.    The General Partner has all requisite limited liability company power and authority to serve as general partner of the Partnership in all material respects as described in the Pricing Disclosure Package and the Offering Memorandum;
4.    Delek Logistics Services Company, a Delaware limited liability company (“Delek Services”), owns 94.85% of the issued and outstanding membership interest in the General Partner; such membership interest has been duly authorized and validly issued in accordance with the GP LLC Agreement and is fully paid (to the extent required under the GP LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware Limited Liability Company Act (the “Delaware LLC Act”)); and Delek Services owns its membership interest in the General Partner free and clear of all Liens (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming Delek Services as debtor is on file in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to us, without inspection;
5.    The General Partner is the sole general partner of the Partnership. As of the date hereof, the General Partner owns a 2.0% general partner interest in the Partnership, such interest being represented by the 496,502 general partner units (the “General Partner Units”); such General Partner Units have been duly authorized and validly issued in accordance with the Partnership Agreement, as the same may have been amended from time to time; and the General Partner owns such General Partner Units free and clear of all Liens (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the General Partner as debtor is on file in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to us, without inspection;
6.    Lion Oil Company, an Arkansas corporation (“Lion Oil”), owns 12,611,465 limited partner interests in the Partnership (the “Lion Oil Units”), Delek Marketing & Supply, LLC, a Delaware limited liability company (“Delek Marketing”), owns 2,653,535 limited partner interests in the Partnership (the “Delek Marketing Units” and, together with the Lion Oil Units, the “Sponsor Units”), and the General Partner owns all of the Incentive Distribution Rights; all of such Sponsor Units and Incentive Distribution Rights and the limited partner interests represented thereby have been duly authorized and validly issued in accordance with the Partnership Agreement and are fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware Revised Uniform Limited Partnership Act (the “Delaware LP Act”)); and Lion Oil owns the Lion Oil Units, Delek Marketing owns the Delek Marketing Units and the General

Annex II-1

Partner owns the Incentive Distribution Rights, in each case free and clear of all Liens (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming Delek Marketing or the General Partner as debtor, as applicable, is on file in the office of the Secretary of State of the State of Delaware or in respect of which a financing statement under the Uniform Commercial Code of the State of Arkansas naming Lion Oil as debtor is on file in the office of the Secretary of State of the State of Arkansas or (ii) otherwise known to us, without inspection.
7.    The Partnership owns, directly or indirectly, 100% of the issued stock, partnership interests or membership interests, as applicable, in Finance Corp. and in each of the Guarantors; such stock, partnership interests or membership interests have been duly authorized and validly issued in accordance with the Organizational Documents of Finance Corp. and the Guarantors and are fully paid (to the extent required under the Organizational Documents) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act, Sections 18-607 and 18-804 of the Delaware LLC Act or the Texas Limited Liability Company Act, as applicable); and are owned, directly or indirectly, by the Partnership, free and clear of all Liens (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware or the Uniform Commercial Code of the State of Texas, as applicable, naming the Partnership or a Guarantor as the debtor is on file in the office of the Secretary of State of the State of Delaware or the office of the Secretary of State of the State of Texas, as applicable, or (ii) otherwise known to us, without inspection, in each case other than those created by or arising under the Credit Agreement;
8.    Each of the Issuers has all requisite corporate or limited partnership power and authority, as applicable, to execute, deliver and perform its obligations under the Transaction Documents to which it is a party and to issue and sell the Notes pursuant to the Purchase Agreement. Each of the Guarantors has all requisite corporate, limited partnership or limited liability company, as applicable, power and authority to execute, deliver and perform its obligations under the Transaction Documents to which it is a party;
9.    The Purchase Agreement has been duly authorized, executed and delivered by or on behalf of each of the Issuers and Guarantors;
10.    The Indenture has been duly authorized by all necessary corporate, limited partnership or limited liability company, as applicable, action of each of the Issuers and the Guarantors, has been duly executed and delivered by each of the Issuers and the Guarantors and, assuming the due authorization, execution and delivery thereof by the Trustee, is the legally valid and binding agreement of each of the Issuers and the Guarantors, enforceable against each of them in accordance with its terms; provided that the enforceability thereof may be limited by (i) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws relating to or affecting the rights and remedies of creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (ii) public policy, applicable law relating to fiduciary duties and indemnification and contribution and an implied covenant of good faith and fair dealing (the “Enforceability Exceptions”);
11.    The Notes are in the form contemplated by the Indenture, have been duly authorized by all necessary corporate or limited partnership action, as applicable, of each of the Issuers and, when executed, issued and authenticated by the Trustee in accordance with the terms of the Indenture and delivered to and paid for by you in accordance with the terms of the Purchase Agreement and assuming the due authorization, execution and delivery of the Indenture by the Trustee, will be the legal, valid and binding obligations of each of the Issuers, enforceable against each of them in accordance with their terms except as enforcement thereof may be limited by the Enforceability Exceptions and will be entitled to the benefits of the Indenture;
12.    The Registration Rights Agreement has been duly authorized by all necessary corporate, limited partnership or limited liability company action, as applicable, of each of the Issuers and the Guarantors, has been duly executed and delivered by each of the Issuers and the Guarantors and, assuming the due authorization, execution and delivery thereof by the Initial Purchasers, is the legally valid and binding agreement of each of the Issuers and the Guarantors, enforceable against each of them in accordance with its terms except as enforcement thereof may be limited by the Enforceability Exceptions; The DTC Agreement has been duly authorized by all necessary corporate or limited partnership action, as applicable, of each of the Issuers, has been duly executed and delivered by each of the Issuers and, assuming the due authorization, execution and delivery thereof by the Trustee and the Depositary, is the legally valid and binding agreement of each of the Issuers, enforceable against each of them in accordance with its terms except as enforcement thereof may be limited by the Enforceability Exceptions;

Annex II-2

13.    The Exchange Notes have been duly authorized by all necessary corporate or limited partnership, as applicable, action of each of the Issuers and, when executed, issued and authenticated by the Trustee in accordance with the terms of the Indenture and the Registration Rights Agreement and assuming the due authorization, execution and delivery of the Indenture by the Trustee, will be the legal, valid and binding obligations of each of the Issuers, enforceable against each of them in accordance with their terms except as enforcement thereof may be limited by the Enforceability Exceptions and will be entitled to the benefits of the Indenture;
14.    The Guarantees of the Notes have been duly authorized by all necessary corporate, limited partnership or limited liability company action, as applicable, of each of the Guarantors and, when the Notes have been executed, issued and authenticated by the Trustee in accordance with the terms of the Indenture and delivered to and paid for by you in accordance with the terms of the Purchase Agreement and assuming the due authorization, execution and delivery of the Indenture by the Trustee, the Guarantees will be the legal, valid and binding obligations of each of the Guarantors, enforceable against each of them in accordance with their terms except as enforcement thereof may be limited by the Enforceability Exceptions and will be entitled to the benefits of the Indenture; The Guarantees of the Exchange Notes have been duly authorized by all necessary corporate, limited partnership or limited liability company, as applicable, action of each of the Guarantors and, when the Exchange Notes are executed, issued and authenticated by the Trustee in accordance with the terms of the Indenture and the Registration Rights Agreement and assuming the due authorization, execution and delivery of the Indenture by the Trustee, the Guarantees of the Exchange Notes will be the legal, valid and binding obligations of each of the Guarantors, enforceable against each of them in accordance with their terms except as enforcement thereof may be limited by the Enforceability Exceptions and will be entitled to the benefits of the Indenture;
15.    The Organizational Documents of each of the Delek Parties have been duly authorized, executed and delivered by each of the Delek Parties that are parties thereto and, assuming the due authorization, execution and delivery by the other parties thereto, are valid and legally binding agreements of the Delek Parties that are parties thereto, enforceable against such Delek Parties that are parties thereto in accordance with their terms; provided that, with respect to each such agreement, the enforceability thereof may be limited by the Enforceability Exceptions;
16.    None of (a) the issue and sale of the Notes and the Guarantees, (b) the issuance of the Exchange Notes and the Guarantees of the Exchange Notes, (c) the execution, delivery and performance by the Issuers and the Guarantors of the Indenture, the Purchase Agreement and the Registration Rights Agreement and (d) the consummation of the transactions contemplated thereby (i) constitutes or will constitute a violation of the Organizational Documents of the Issuers, the General Partner or any of the Guarantors, (ii) constitutes or will constitute a breach or violation of, or a default (or an event that, with notice or lapse of time or both, would constitute such a default) under, (x) any agreement or other instrument filed or incorporated by reference as an exhibit to the Partnership’s Annual Report on Form 10-K for the year ended December 31, 2016 or any applicable Quarterly Report on Form 10-Q or Current Report on Form 8-K filed with the Commission after the date of such Annual Report or (y) any agreement or other instrument listed on Schedule II hereto (together, the “Applicable Documents”), (iii) violates or will violate any of the Delaware General Corporation Law, the Delaware LP Act, the Delaware LLC Act, the Texas Limited Liability Company Act or federal law, or (iv) results or will result in the creation or imposition of any Lien (other than Liens arising under or in connection with the Credit Agreement) upon any property or assets of any of the Delek Parties under the Applicable Documents, except in the case of clauses (ii), (iii) and (iv) for any such conflicts, violations, breaches, defaults or Liens that would not, individually or in the aggregate, have a Material Adverse Effect or a material adverse effect on the ability of any of the Delek Parties to consummate the transactions provided for in the Purchase Agreement; provided, however, that we do not express an opinion in this paragraph 18 with respect to federal or state securities or anti-fraud laws;
17.    No consent, approval, authorization, order, registration, filing or qualification (“Consent”) of or with any Delaware, Texas or federal court, governmental agency or body having jurisdiction over any of any of the Issuers, Guarantors or any of their properties or assets is required in connection with (a) the issue and sale of the Notes and the Guarantees, (b) the execution, delivery and performance by the Issuers and the Guarantors of the Transaction Documents to which they are a party and (c) the consummation of the transactions contemplated hereby and thereby, subject to the Enforceability Exceptions, except (i) for such Consents as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Notes by the Initial Purchasers, (ii) with respect to the Exchange Notes, as may be required under the Securities Act or under state securities or Blue Sky laws as contemplated by the Registration Rights Agreement, (iii) for such Consents that have been obtained or made, (iv) for any such Consents the absence or omission of which would not reasonably be expected to materially impair the ability of any of the Issuers or Guarantors to consummate the transactions provided for in the Purchase Agreement, and (v) as described in the Pricing Disclosure Package and the Offering Memorandum;

Annex II-3

18.    None of the Issuers or Guarantors is now, or immediately following the sale of the Notes to be sold by the Issuers pursuant to the Purchase Agreement and application of the net proceeds from such sale as described in the Pricing Disclosure Package and the Offering Memorandum under the caption “Use of Proceeds” will be, required to register as an “investment company” under the Investment Company Act;
19.    The Registration Rights Agreement, the Securities and the Indenture conform in all materials respects to the descriptions thereof contained in the Pricing Disclosure Package and the Final Offering Memorandum;
20.    The statements contained in the Pricing Disclosure Package and the Offering Memorandum under the captions “Description of Notes” and “Transfer Restrictions” insofar as they purport to constitute a summary of the terms of the Indenture, the Notes and the Guarantees, are accurate in all material respects;
21.    The statements contained in the Pricing Disclosure Package and the Offering Memorandum under the caption “Description of Other Indebtedness,” insofar as they purport to constitute summaries of the terms of contracts and other documents, are accurate in all material respects; and
22.    The statements contained in the Pricing Disclosure Package and the Offering Memorandum under the caption “Certain United States Federal Income Tax Considerations,” insofar as they purport to constitute summaries of matters of United States federal tax law and regulations or legal conclusions with respect thereto, are accurate in all material respects.
In rendering the opinion expressed in paragraph 2 above as it relates to the valid existence and good standing of the Issuers and Delek Parties under the laws of the State of Delaware or the State of Texas, as applicable, we have relied solely upon certificates from the Secretary of State of the State of Delaware, the Secretary of State of the State of Texas or the Office of the Comptroller of the State of Texas, as applicable. In rendering the opinion expressed in paragraph 2 above as it relates to the due qualification to transact business and good standing as a foreign limited partnership, foreign corporation or foreign limited liability company, as the case may be, of the General Partner, the Issuers and the Guarantors, in the jurisdictions listed on Schedule I hereto, we have relied solely upon certificates as of a recent date from public officials of such states.
In rendering the opinions expressed in paragraphs 4, 5, 6 and 7 above as they relate to the existence of any Lien for which a financing statement under the Uniform Commercial Code is on file, we have relied solely upon our review of reports, dated as of [●], 2017, prepared by CT Lien Solutions, a Wolters Kluwer Company, purporting to describe all financing statements on file as of [●], 2017, in the office of the Secretary of State of the States of Delaware and Texas, as applicable, naming Delek Services, Delek Marketing, Lion Oil, the General Partner, the Partnership or a Guarantor, as applicable, as debtors. The reports described in the immediately preceding sentence do not include any information regarding financing statements filed in the State of Delaware, in the State of Texas or in the State of Arkansas after [●], 2017 and, accordingly, we express no opinion related to any mortgages, pledges or security interests that may be effected or filings filed or recorded after such date.
In addition, we do not express any opinion with respect to (a) any permits or title to own or operate any real or personal property, (b) state or local taxes or tax statutes to which any of the limited partners of the Partnership or any of the Delek Parties may be subject or (c) any matters which require the performance of a mathematical calculation or the making of a financial or accounting determination.
We have reviewed the Pricing Disclosure Package and the Offering Memorandum and have participated in conferences with officers and other representatives of the Delek Parties, with representatives of the Partnership’s independent registered public accounting firm, with your representatives and your counsel, at which the contents of the Pricing Disclosure Package, the Offering Memorandum and related matters were discussed. The purpose of our professional engagement was not to establish or confirm factual matters set forth in the Pricing Disclosure Package or the Offering Memorandum, and we have not undertaken to verify independently any of the factual matters in such documents. Moreover, many of the determinations required to be made in the preparation of the Pricing Disclosure Package and the Offering Memorandum involve matters of a non-legal nature. Accordingly, we are not passing upon, and do not assume any responsibility for, the accuracy, completeness or fairness of the statements included in the Pricing Disclosure Package and the Offering Memorandum (except to the extent stated in paragraphs 18, 19, 20, 21 and 22 above). Subject to the foregoing and on the basis of the information we gained in the course of performing the services referred to above, we advise you that nothing came to our attention that caused us to believe that:

Annex II-4

(a)    the Pricing Disclosure Package, as of the Applicable Time, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or
(b)    the Offering Memorandum, as of its date or as of the date hereof, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;
it being understood that in each case we have not been asked to, and do not express any belief with respect to (1) the financial statements and schedules or other financial, accounting or reserve information included or incorporated by reference therein or omitted therefrom or (2) representations and warranties and other statements of fact contained in the exhibits to the documents incorporated by reference therein.
The opinions set forth above are limited in all respects to matters governed by federal law, the laws of the State of New York, the Texas Limited Liability Company Act, the Delaware LP Act, the Delaware General Corporation Law and the Delaware LLC Act, in each case published and in effect on the date hereof, and we express no opinion as to any other laws.
The Trustee may rely on our opinions in paragraphs 1 (solely with respect to the qualification of the Indenture under the Trust Indenture Act of 1939, as amended), 2, 8, 10, 11, 12, 13 and 14 above as if this letter had been addressed to it. Otherwise, we are furnishing this letter to the Initial Purchasers solely for their use in connection with the transactions consummated on the date hereof pursuant to the Purchase Agreement, and this letter may not be relied upon by any other person or for any other purpose. This letter speaks as of the date hereof, and we disclaim any obligation to update this letter.

Annex II-5

SCHEDULE I

Entity	Jurisdiction of Organization	Foreign Qualifications
Delek Logistics Partners, LP	Delaware	—
Delek Logistics Finance Corp.	Delaware	—

Guarantors

Entity	Jurisdiction of Organization	Foreign Qualifications
Delek Logistics Operating, LLC	Delaware	Arkansas, Louisiana, Tennessee
Delek Marketing & Supply, LP	Delaware	Missouri, Tennessee, Texas
Delek Marketing GP, LLC	Delaware	Texas
Delek Crude Logistics, LLC	Texas	—
Delek Marketing-Big Sandy, LLC	Texas	—
Paline Pipeline Company, LLC	Texas	—
Magnolia Pipeline Company, LLC	Delaware	Arkansas, Louisiana
SALA Gathering Systems, LLC	Texas	Arkansas, Louisiana
El Dorado Pipeline Company, LLC	Delaware	Arkansas
DKL Transportation, LLC	Delaware	Arkansas, Oklahoma, Tennessee, Texas
DKL RIO, LLC	Delaware	—
DKL Caddo, LLC	Delaware	—

Annex II-6

SCHEDULE II
Second Amended and Restated Credit Agreement, dated as of December 30, 2014, by and among Delek Logistics Partners, LP, Delek Logistics Operating, LLC, Delek Marketing GP, LLC, Delek Marketing & Supply, LP, Delek Crude Logistics, LLC, Delek Marketing-Big Sandy, LLC, Magnolia Pipeline Company, LLC, El Dorado Pipeline Company, LLC, SALA Gathering Systems, LLC, Paline Pipeline Company, LLC, DKL Transportation, LLC and Fifth Third Bank, as administrative agent, and a syndicate of lenders.

Annex II-7

ANNEX III
Form of Opinion of General Counsel of the Partnership
1.There are no pending actions, suits or proceedings against or affecting the Issuers or the Guarantors that, if determined adversely to the Issuers or the Guarantors, would result, individually or in the aggregate, in a Material Adverse Change, or would materially and adversely affect the ability of the Issuers or the Guarantors to perform their obligations under the Indenture, the Purchase Agreement or the Registration Rights Agreement, or which are otherwise material in the context of the sale of the Securities; and no such actions, suits or proceedings are threatened or, to the knowledge of the Partnership, contemplated.

ANNEX IV
Resale Pursuant to Regulation S or Rule 144A. Each Initial Purchaser understands that:
Such Initial Purchaser agrees that it has not offered or sold and will not offer or sell the Securities in the United States or to, or for the benefit or account of, a U.S. person (other than a distributor), in each case, as defined in Rule 902 of Regulation S (i) as part of its distribution at any time and (ii) otherwise until 40 days after the later of the commencement of the offering of the Securities pursuant hereto and the Closing Date, other than in accordance with Regulation S or another exemption from the registration requirements of the Securities Act. Such Initial Purchaser agrees that, during such 40-day restricted period, it will not cause any advertisement with respect to the Securities (including any “tombstone” advertisement) to be published in any newspaper or periodical or posted in any public place and will not issue any circular relating to the Securities, except such advertisements as are permitted by and include the statements required by Regulation S.
Such Initial Purchaser agrees that, at or prior to confirmation of a sale of Securities by it to any distributor, dealer or person receiving a selling concession, fee or other remuneration during the 40-day restricted period referred to in Rule 903 of Regulation S, it will send to such distributor, dealer or person receiving a selling concession, fee or other remuneration a confirmation or notice to substantially the following effect:
“The Securities covered hereby have not been registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and may not be offered and sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of your distribution at any time or (ii) otherwise until 40 days after the later of the date the Securities were first offered to persons other than distributors in reliance upon Regulation S and the Closing Date, except in either case in accordance with Regulation S under the Securities Act (or in accordance with Rule 144A under the Securities Act or to accredited investors in transactions that are exempt from the registration requirements of the Securities Act), and in connection with any subsequent sale by you of the Securities covered hereby in reliance on Regulation S under the Securities Act during the period referred to above to any distributor, dealer or person receiving a selling concession, fee or other remuneration, you must deliver a notice to substantially the foregoing effect. Terms used above have the meanings assigned to them in Regulation S under the Securities Act.”